Autolus

Autolus Therapeutics Announces Changes to its Board of Directors

- Appointment of Elisabeth ("Lis") Leiderman, M.D.
- Resignation of Kapil Dhingra, M.D.

LONDON, December 22, 2023 -- Autolus Therapeutics plc (Nasdaq: AUTL), a clinical-stage biopharmaceutical company developing next-generation programmed T cell therapies, today announced the appointment of Elisabeth Leiderman, M.D. to the Board of Directors. Additionally, the Company announced that Kapil Dhingra M.D., who has served on Autolus' Board of Directors since May 2015, has advised the Board of his intent to step down from his role as a member of the Board and chair of the Nominating and Corporate Governance Committee of the Board, effective December 31, 2023.

"The Autolus Board and Management Team would like to welcome Lis Leiderman to the Board of Directors. Lis brings a wealth of financial, transaction and operational experience to the Company," **said Dr. Christian Itin, Chief Executive Officer of Autolus**. "We would also like to thank Kapil for his invaluable advice on development and strategy since the inception of Autolus and we wish him well with his new projects. We have recently submitted a Biologics License Application (BLA) for obe-cel to the U.S. Food and Drug Administration (FDA) for the treatment of patients with relapsed/refractory (r/r) adult B-cell Acute Lymphoblastic Leukemia (ALL) and look forward to transforming Autolus from a development stage to a commercial company."

Dr. Leiderman has more than 15 years of expertise in business development, strategy, and finance in the life sciences industry. She most recently served as Chief Financial Officer & Chief Business Officer at Atsena Therapeutics. Prior to joining Atsena, she was Chief Financial Officer and Head of Corporate Development for Decibel Therapeutics, a clinical-stage biotechnology company developing novel gene therapeutics for restoration of hearing loss and balance disorders. Dr. Leiderman also served as Chief Business Officer for Complexa, Inc., a clinical stage biopharmaceutical company focused on life-threatening fibrosis and inflammatory diseases and Senior Vice President, Head of Corporate Development at Fortress Biotech, where she was responsible for key business growth initiatives, including business development, strategy, financial analysis and capital raising. She spent 10 years as a healthcare investment banker advising global corporate clients and their boards. Her significant transaction experience includes mergers and acquisitions, other strategic transactions, initial public offerings, and other equity and debt financings in the healthcare sector. She began her career in medical affairs at AstraZeneca in their neuroscience division.

Dr. Leiderman is a member of the board of directors of bluebird bio, Inc. She holds an M.D. from the American Medical Program Tel Aviv University, an M.B.A from The Wharton School at the University of Pennsylvania and a B.A. from The University of Pennsylvania.

About Autolus Therapeutics plc

Autolus is a clinical-stage biopharmaceutical company developing next-generation, programmed T cell therapies for the treatment of cancer and autoimmune disease. Using a broad suite of proprietary and modular T cell programming technologies, the Company is engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and eliminate these cells. Autolus has a pipeline of product candidates in development for the treatment of hematological malignancies, solid tumors and autoimmune diseases. For more information, please visit www.autolus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as "may," "will," "could," "expects," "plans," "anticipates," and "believes." These statements include, but are not limited to, statements regarding the Company's anticipated transition plans and timing from a clinical to commercial stage company. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, the risks that Autolus' preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing, and results of clinical trials; that many product candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; and possible safety and efficacy concerns. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Autolus' actual results to differ from those contained in the forward-looking statements, see the section titled "Risk Factors" in Autolus' Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 7, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Autolus' subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Autolus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Julia Wilson
+44 (0) 7818 430877
j.wilson@autolus.com

Susan A. Noonan S.A. Noonan Communications +1-917-513-5303 susan@sanoonan.com Lauren Williams Investase +44 23 9438 7760 lauren@investase.com